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                AMENDMENT NO. 4 TO INVESTMENT ADVISORY AGREEMENT

     This AMENDMENT NO. 4 to the INVESTMENT ADVISORY AGREEMENT (the "Amendment") is effective as of May 26, 2006, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") and VALIC COMPANY I ("VC I").

                                    RECITALS

          WHEREAS, VALIC and VALIC Company I ("VC I") entered into an Investment Advisory Agreement dated January 1, 2002 (the "Agreement"), with respect to the Covered Funds reflected in Schedule A; and

          WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the name change of the Broad Cap Value Fund to the Broad Cap Value Income Fund and the Income & Growth Fund to the Core Value Fund; and

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

          1. Schedule A Amendment. Schedule A is amended to reflect the name change of the Broad Cap Value Fund to the Broad Cap Value Income Fund and the Income & Growth Fund to the Core Value Fund.

          2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

          3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of the date first above written.

THE VARIABLE ANNUITY LIFE               VALIC COMPANY I
INSURANCE COMPANY

                                        By: /s/ Nori L. Gabert
By: /s/ Evelyn Curran                       ------------------------------------
    ---------------------------------   Name: Nori L. Gabert
Name: Evelyn Curran                     Title: Vice President and Secretary
Title: Senior Vice President

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                                 VALIC COMPANY I
                                   SCHEDULE A
                        to Investment Advisory Agreement
                            (Effective May 26, 2006)

                                  COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

Asset Allocation Fund                0.50%

Blue Chip Growth Fund                0.80%

Broad Cap Value Income Fund          0.70% on the first $250 million
                                     0.65% on the next $250 million
                                     0.60% on the next $500 million
                                     0.55% on assets over $1 billion

Capital Conservation Fund            0.50% on first $250 million
                                     0.45% on the next $250 million
                                     0.40% on the next $500 million
                                     0.35% on assets over $1 billion

Core Equity Fund                     0.80% on first $250 million
                                     0.75% on the next $250 million
                                     0.70% on the next $500 million
                                     0.65% on assets over $1 billion

Core Value Fund                      0.77% on the first $250 million
                                     0.72% on the next $250 million
                                     0.67% on the next $500 million

Foreign Value Fund                   0.73% on the first $250 million
                                     0.68% on the next $250 million
                                     0.63% on the next $500 million
                                     0.58% on assets over $1 billion

Global Equity Fund                   0.82% on the first $250 million
                                     0.77% on the next $250 million
                                     0.72% on the next $500 million
                                     0.67% over $1 billion

Global Strategy Fund                 0.50%

Government Securities Fund           0.50% on first $250 million
                                     0.45% on next $250 million
                                     0.40% on the next $500 million
                                     0.35% on assets over $1 billion

Growth and Income Fund               0.75%

Health Sciences Fund                 1.00% on first $500 million
                                     0.95% on assets over $500 million

Inflation Protected Fund             0.50% on the first $250 million

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
                                     0.45% on the next $250 million
                                     0.40% on assets over $500 million

International Equities Fund          0.35% on the first $500 million
                                     0.25% on assets over $500 million

International Government Bond Fund   0.50% on the first $250 million
                                     0.45% on the next $250 million
                                     0.40% on the next $500 million
                                     0.35% on assets over $1 billion

International Growth I Fund          0.95% on the first $250 million
                                     0.90% on the next $250 million
                                     0.85% on the next $500 million
                                     0.80% on assets over $1 billion

Large Cap Core Fund                  0.70% on the first $250 million
                                     0.65% on the next $250 million
                                     0.60% on the next $500 million
                                     .055% on assets over $1 billion

Large Capital Growth Fund            0.75% on the first $250 million
                                     0.70% on the next $250 million
                                     0.65% on assets over $500 million

Mid Cap Index Fund                   0.35% on the first $500 million
                                     0.25% on the next $2.5 billion
                                     0.20% on the next $2 billion
                                     0.15% on assets over $5 billion

Mid Cap Strategic Growth Fund        0.70% on the first $250 million
                                     0.65% on the next $250 million
                                     0.60% on assets over $500 million

Money Market I Fund                  0.40%

Nasdaq-100(R) Index Fund             0.40%

Science & Technology Fund            0.90% on the first $500 million
                                     0.85% on assets over $500 million

Small Cap Aggressive Growth Fund     0.85% on the first $250 million
                                     0.75% on assets over $250 million

Small Cap Fund                       0.90% on the first $250 million
                                     0.85% on the next $250 million
                                     0.80% on the next $500 million
                                     0.75% on assets over $1 billion

Small Cap Index Fund                 0.35% on the first $500 million
                                     0.25% on the next $2.5
                                     0.20% on the next $3 billion to $5 billion
                                     0.15% on assets over $5 billion

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
Small Cap Special Values Fund        0.75% on the first $500 million
                                     0.70% on assets over $500 million

Small Cap Strategic Growth Fund      0.85% on the first $250 million
                                     0.75% on assets over $250 million

Social Awareness Fund                0.50%

Stock Index Fund                     0.35% on the first $500 million
                                     0.25% on the next $2.5 billion
                                     0.20% on the next $2 billion
                                     0.15% on assets over $5 billion

VALIC Ultra Fund                     0.89% on the first $250 million
                                     0.84% on the next $250 million
                                     0.79% on the next $500 million
                                     0.74% on assets over $1 billion

Value Fund                           0.78% on the first $250 million
                                     0.73% on the next $250 million
                                     0.68% on the next $500 million
                                     0.63% on assets over $1 billion